Exhibit 10.4

BOARD OBSERVER AGREEMENT

This Board Observer Agreement (this “Agreement”), dated as of August 26, 2024, is made and entered into by and between Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), and Isosceles Investments, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, dated as of August 26, 2024, between the Company and the Investor (the “Purchase Agreement”), the Investor has agreed to purchase (i) 140,000 Series C Preferred Units (the “Preferred Units”) of Plymouth Industrial OP, LP, a Delaware limited partnership (the “Partnership”), and (ii) warrants (the “Warrants”) to purchase an aggregate of up to 11,760,000 Partnership Units that are exchangeable for a cash payment from the Partnership or, at the Company’s election, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”).

WHEREAS, pursuant to the Purchase Agreement, and in connection with the transactions contemplated thereby, the Company desires to provide the Investor with the right to nominate an observer (the “Observer”) to the Company’s board of directors (the “Board”) to attend all meetings of the Board and any and all committees and sub-committees thereof, including without limitation, any executive committee thereof (collectively, the “Committees”), as further set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the Company and the Investor hereby agree as follows:

1.              Board Observer Rights.

(a)            For so long as the Investor or any of its affiliates beneficially own (i) any Preferred Units, Warrants or Partnership Units, or (ii) shares of Common Stock equal to at least 25% of the number of Partnership Units that may be issued upon exercise the Warrants (without regard to any vesting or other conditions to which such Partnership Units may be subject) (the “Ownership Requirement”), the Company shall cause one person designated by the Investor to be appointed as a non-voting observer to the Board and the Committees, which Observer shall initially be Marcos Alvarado, and who the Investor shall have the right to replace from time to time in its sole discretion (provided that any Observer appointed hereunder shall be an employee of Sixth Street Partners, LLC or one of its affiliates). Except as set forth herein, the Company shall invite the Observer to attend, in a non-voting observer capacity, all meetings of the Board and any and all Committees (as determined by the Observer from time to time). Except as set forth herein, the Observer shall have the right to speak at and participate in such meetings, but in no event shall the Observer: (i) be deemed to be a member of the Board or any Committee; (ii) have the right to vote on any matter under consideration by the Board or any Committee or otherwise have any power to cause the Company or any of its subsidiaries to take, or not to take, any action; (iii) have or be deemed to have, or otherwise be subject to, any duties, fiduciary or otherwise, to the Company or its stockholders or any duties, fiduciary or otherwise, otherwise applicable to the directors of the Company; or (iv) have any right or possess any authority to bind the Company or any of its subsidiaries in any way whatsoever. As a non-voting observer, and except as set forth herein, the Observer will also be provided, concurrently with delivery to the directors of the Company and in the same manner delivery is made to them, copies of all notices, agenda, minutes, consents, and all other materials or information, financial or otherwise, that are provided to the directors, including with respect to any Board or Committee meeting or any written consent in lieu of a Board or Committee meeting. If a meeting of the Board or a Committee is conducted via telephone or other electronic medium, except as set forth herein, the Observer may attend such meeting via the same medium. The presence of the Observer shall not be taken into account or required for purposes of establishing a quorum. Notwithstanding anything in this Agreement to the contrary, the Board or any Committee may exclude the Observer from all or any portion of any meeting or discussions, and can withhold or redact materials otherwise distributed to the members of the Board or such Committee, solely to the extent that: (i) the Board reasonably determines based on the advice of counsel that such action is reasonably necessary to prevent the loss of attorney-client privilege, work product or similar privilege; provided that, in such case, (x) any such exclusion shall only apply to such portion of such meeting or material which would be required to preserve such privilege and not to any other portion thereof; and (y) the Observer shall be informed of the general subject matter of the materials or meetings (or portion thereof) from which Observer is excluded to the extent it would not result in the loss of such privilege; or (ii) the Board reasonably determines in good faith that the information being discussed at all or a portion of such meetings or included in such materials, would result in a violation of applicable law; provided that, in any such case, (x) any such exclusion shall only apply to such portion of such meeting or material which would be required to avoid such conflict, breach of confidentiality or violation of applicable laws, and not to any other portion thereof; and (y) the Observer shall be informed of the general subject matter of the materials or meetings (or portion thereof) from which the Observer is excluded to the extent it would not result in a violation of applicable laws. The Investor may, temporarily or permanently, at any time and from time to time by written notice to the Company, voluntarily and immediately relinquish its rights under this Section 1.

(b)            The rights described in Section 1(a) shall terminate at such time as the Investor no longer satisfies the Ownership Requirement. For the avoidance of doubt, the provisions of this Section 1(b) (including any potential termination of rights thereunder) shall not affect, or be construed as affecting, the rights or obligations of the Investor or the Company under the Purchase Agreement, the Warrants or any other agreements or documents contemplated thereby.

2.              Confidential Treatment of Company Information. In consideration of the Company’s disclosure to the Investor, including through the Observer as one of the Investor’s Representatives (as defined below), of information that is not publicly available concerning the Company, the Investor agrees that this Agreement will apply to all Board and Committee materials and all other non-public, confidential and/or proprietary information, in any form whatsoever, disclosed or made available by the Company or its advisors to the Observer or to the Investor via the Observer, in his or her capacity as the Observer (“Confidential Information”). The Investor may disclose the Confidential Information to its affiliates, and its affiliates’ officers, employees, directors, managers, agents, advisors, affiliates, limited partners, prospective investors and limited partners, lenders, service provides and other representatives (collectively, the “Representatives,” which term shall, for the avoidance of doubt, include the Observer) who either (x) are bound by a professional, ethical, contractual or other obligation of confidentiality to the Investor or the Company or (y) have agreed to act in accordance with the terms and conditions of this Section 2. Except as otherwise provided herein, the Investor agrees: (i) to hold the Confidential Information in strict confidence and (ii) not to disclose the Confidential Information to any third parties. The Investor agrees to instruct all such Representatives, with whom it shares information, that such Confidential Information is confidential and not to disclose such Confidential Information to third parties without the prior written permission of the Company or as otherwise permitted herein.

3.              Exempted Disclosure. The term Confidential Information and the foregoing restriction on the disclosure of Confidential Information will not include information which: (i) was, is, or hereafter becomes generally known or available to the public other than as the result of the Investor’s or its Representatives’ disclosure in violation of this Agreement; (ii) was or is hereafter acquired by the Investor or its Representatives from a source other than the Company without, to the Investor’s knowledge, restriction as to disclosure; (iii) was independently developed by or for the Investor or its Representatives without use of or reference to the Confidential Information or Investor acquired such information from the Company in connection with the Investor or its affiliates being a lender to the Company or its affiliate, including pursuant to the Purchase Agreement (subject to the confidentiality provisions thereof); (iv) is subsequently and expressly granted permission to disclose by the Company in writing (with email being sufficient); or (v) is required or requested to be disclosed by the Investor or any of its Representatives pursuant to law, regulation, judicial, regulatory or administrative process or court order, including, without limitation, through or in connection with any legal proceeding by subpoena or discovery request or otherwise, subject to all applicable defenses; provided, that to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, the Investor shall give the Company reasonably prompt notice of such required disclosure so that the Company may, at its sole cost and expense, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement; provided that no such notice shall be required for disclosure in connection with an audit or to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee the Investor.

4.              Compliance with Securities Laws. The Investor agrees that the Confidential Information is given in confidence in accordance with the terms of this Agreement, and the Investor acknowledges that any trading in securities while in possession of material non-public information (within the meaning of Regulation FD under the Securities Exchange Act of 1934, as amended, “MNPI”) or communicating such information to any other person who trades in such securities could subject the Investor to liability under applicable securities laws and the rules and regulations promulgated thereunder, and agrees to instruct all of its Representatives to whom it discloses Confidential Information that such Confidential Information may contain or constitute MNPI and that any trading in securities while in possession of MNPI or communicating such information to any other person who trades in such securities could subject the Representative to liability under applicable securities laws and the rules and regulations promulgated thereunder. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as (i) making the Investor or the Observer an insider of the Company, (ii) creating any duties or restrictions on the Investor’s or the Observer’s ability to trade any debt or equity issued by the Company beyond those that may exist under applicable law, or (iii) creating any fiduciary relationship between the Observer, the Investor or either of their affiliates or Representatives, on the one hand, and the Company, any of its subsidiaries or any other holder of securities issued by the Company, on the other hand.

5.              No Restriction on Activities. The Company (i) acknowledges that the Investor has advised it that the Investor and its affiliates are in the business of holding, investing and trading in securities, and (ii) so long as no information is disclosed in violation of Sections 2 and 3, agrees that this Agreement shall not in any way restrict or limit the activities of the Investor, any of its affiliates or any of their respective employees (or, for the avoidance of doubt, the Observer). To the fullest extent permitted by law, the Company renounces any current or future interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for the Investor or its affiliates, on the one hand, and the Company or any of its subsidiaries, on the other hand. To the fullest extent permitted by law, neither the Investor, the Observer nor any of their affiliates shall have any fiduciary or similar duty to communicate or offer any such corporate opportunity to the Company or any of its subsidiaries, nor shall such parties be liable to the Company or any of its subsidiaries or stockholders for breach of any fiduciary or similar duty as a stockholder, director or officer, as applicable, solely by reason of the fact that such party, directly or indirectly, pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company or any of its subsidiaries, regardless of whether such opportunity arose or was pursued in connection with, or use of, any Confidential Information.

6.              Indemnification; Advancement of Expenses. The Observer shall be entitled to advancement of expenses and rights to indemnification from the Company, and the Company agrees to advance expenses to and indemnify the Observer, in each case to the same extent provided by the Company to its directors. The foregoing rights to indemnification and advancement of expenses constitute third-party rights contractually extended to the Observer by the Company and do not constitute rights to indemnification or advancement of expenses as a result of the Observer serving as a director, manager, officer, employee, or agent of the Company. The Company shall reimburse the Observer, on the same basis as directors of the Company, for all reasonable out-of-pocket expenses incurred by the Observer in connection with attendance at Board and Committee meetings or any other matter which Observer undertakes on behalf of the Company (“Expenses”) (it being understood that Observer shall be under no obligation to undertake any matter unless Observer expressly agrees thereto in his or her sole discretion). All reimbursements payable by the Company pursuant to this Section 8 shall be paid to the Observer in accordance with the Company’s policies and practices with respect to director expense reimbursement then in effect; provided, however, that any such reimbursement shall be paid to the Observer no later than comparable reimbursement is paid to the members of the Board. The Observer shall not be entitled to receive any other payment or remuneration hereunder or otherwise in connection with Observer’s involvement with the Board or the Committee.

7.              Insurance. For the duration of the Observer’s appointment as an Observer of the Company, and thereafter for the duration of the applicable statute of limitations, the Company shall cause to be maintained in effect a policy of liability insurance coverage for the Observer against liability that may be asserted against or incurred by him or her in his or her capacity as an Observer which is no worse in scope and amount to that provided to the members of the Board. Upon request, the Company shall provide the Observer or his or her counsel with a copy of all directors’/officers’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials.

8.              Governing Law: Venue for Disputes; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York. Each of the parties hereto consents to the exclusive jurisdiction and venue of any state or federal court located in New York in which appeal from the New York Court of Appeals may validly be taken under the laws of the State of New York and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereto irrevocably waives the right to trial by jury.

9.              Notices. All communications hereunder shall be in writing and shall be delivered either by certified or registered mail, postage pre-paid, return receipt requested, email or nationally recognized overnight courier, and shall be addressed to the following addresses:

If to the Company:

Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
Attention: Anne A. Hayward
Email: anne.hayward@plymouthrei.com

with a copy to:

Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
Attention: Kenneth L. Betts
Email: kbetts@winston.com

If to the Investor:

c/o Sixth Street Partners, LLC
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201
Attention: Joshua Peck; Sixth Street Legal
Email: jpeck@sixthstreet.com; SixthStreetLegal@sixthstreet.com in each case, with a copy to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor,
Costa Mesa, California 92626
Attention: Nima J. Movahedi; Bradley A. Helms
Email: nima.movahedi@lw.com; bradley.helms@lw.com

10.           Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement.

11.           Term. The provisions of Section 1 hereof shall terminate and be of no further force or effect as set forth in Section 1(b) hereof. All other provisions of this Agreement shall terminate two (2) years following the termination of Section 1 hereof, except that the provisions of Sections 5, 6 and 7 shall survive indefinitely following the termination of this Agreement.

12.           Amendments. No provision of this Agreement may be amended, modified, or waived, except in a writing signed by the Investor, the Company and, in accordance with Section 9, the Observer.

13.           Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

14.           Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law.

15.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the parties. A signed copy of this Agreement delivered by email (including via DocuSign or equivalent software) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. The exchange of copies of this Agreement and of signature pages by e-mail transmission (including via DocuSign or equivalent software) or other means of electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

16.           Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.

17.           No Third Party Beneficiary. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors or permitted assigns any rights or remedies under or by reason of this Agreement; provided, however, that the Observer, and his or her successors, heirs and Representatives, are each an intended third-party beneficiary of, and may enforce, this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

PLYMOUTH INDUSTRIAL REIT, INC.

By:    /s/ Jeffrey E. Witherell

Name: Jeffrey E. Witherell

Title: Chief Executive Officer

ISOSCELES INVESTMENTS, LLC

By:    /s/ Sandra Rutova

Name: Sandra Rutova

Title: Vice President

[Signature Page to Board Observer Agreement]